Exhibit 99.1

News Release

RAYONIER REPORTS THIRD QUARTER 2022 RESULTS

•Third quarter net income attributable to Rayonier of $20.6 million ($0.14 per share) on revenues of $195.3 million
•Third quarter pro forma net income of $21.6 million ($0.15 per share) on pro forma revenues of $195.3 million
•Third quarter operating income of $40.9 million, pro forma operating income of $30.5 million, and Adjusted EBITDA of $64.7 million
•Year-to-date cash provided by operations of $209.9 million and cash available for distribution (CAD) of $158.8 million
WILDLIGHT, FL — November 2, 2022 — Rayonier Inc. (NYSE:RYN) today reported third quarter net income attributable to Rayonier of $20.6 million, or $0.14 per share, on revenues of $195.3 million. This compares to net income attributable to Rayonier of $75.8 million, or $0.53 per share, on revenues of $364.7 million in the prior year quarter.
The third quarter results included a $1.1 million timber write-off resulting from a fire casualty event in Washington.1 Excluding this item, pro forma net income for the quarter was $21.6 million. The prior year third quarter results included $14.5 million of income from a Large Disposition,2 a $7.2 million gain on Fund II Timberland Dispositions attributable to Rayonier,3 a $3.7 million gain on investment in Timber Funds,4 and a $0.9 million gain on debt extinguishments.5 Excluding these items and pro forma net income adjustments attributable to noncontrolling interests in the operating partnership,6 pro forma net income7 was $50.3 million, or $0.35 per share, on pro forma revenues7 of $251.8 million in the prior year period.
The following table summarizes the current quarter and comparable prior year period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	September 30, 2022		September 30, 2021
	$	EPS	$	EPS

Revenues	$195.3		$364.7
Large Dispositions[2]	—		(20.0)
Fund II Timberland Dispositions attributable to Rayonier[3]	—		(17.5)
Sales attributable to noncontrolling interests in Timber Funds	—		(75.4)
Pro forma revenues[7]	$195.3		$251.8

Net income attributable to Rayonier	$20.6	$0.14	$75.8	$0.53
Timber write-off resulting from a fire casualty event[1]	1.1	0.01	—	—
Large Dispositions[2]	—	—	(14.5)	(0.10)
Fund II Timberland Dispositions attributable to Rayonier[3]	—	—	(7.2)	(0.05)
Gain on investment in Timber Funds[4]	—	—	(3.7)	(0.03)
Gain related to debt extinguishments[5]	—	—	(0.9)	—
Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership[6]	—	—	0.8	—
Pro forma net income[7]	$21.6	$0.15	$50.3	$0.35

Third quarter operating income was $40.9 million versus $123.3 million in the prior year period. Third quarter operating income included a $16.0 million gain on the sale of a multi-family apartment complex in Bainbridge Island, Washington, which was held in a joint venture acquired as part of our merger with Pope Resources in 2020. This gain is reflected in our condensed statement of consolidated income under the caption “Other
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

operating income, net.” Pro forma operating income excludes $11.5 million of this gain that was attributable to noncontrolling interests. Adjusting for the $11.5 million gain attributable to noncontrolling interests8 and the $1.1 million timber write-off resulting from a casualty event,1 current quarter pro forma operating income7 was $30.5 million. Prior year third quarter operating income included $14.5 million of income from a Large Disposition,2 a $7.2 million gain on Fund II Timberland Dispositions attributable to Rayonier,3 a $3.7 million gain on investment in Timber Funds,4 and $30.5 million of operating income attributable to noncontrolling interests in the Timber Funds segment. Excluding these items, pro forma operating income7 was $67.4 million in the prior year period. Third quarter Adjusted EBITDA7 was $64.7 million versus $114.6 million in the prior year period.
The following table summarizes operating income, pro forma operating income (loss),7 and Adjusted EBITDA7 for the current quarter and comparable prior year period:

	Three Months Ended September 30,
	Operating Income		Pro forma Operating Income (Loss)[7]		Adjusted EBITDA[7]
(millions of dollars)	2022	2021	2022	2021	2022	2021
Southern Timber	$22.5	$12.8	$22.5	$12.8	$36.6	$24.4
Pacific Northwest Timber	2.2	2.1	3.3	2.1	12.6	12.5
New Zealand Timber	9.3	13.3	9.3	13.3	15.6	19.9
Timber Funds	—	41.3	—	(0.2)	—	0.5
Real Estate	15.7	60.6	4.3	46.1	8.4	63.8
Trading	0.2	—	0.2	—	0.2	—
Corporate and Other	(9.0)	(6.7)	(9.0)	(6.7)	(8.6)	(6.4)
Total	$40.9	$123.3	$30.5	$67.4	$64.7	$114.6

Year-to-date cash provided by operating activities was $209.9 million versus $277.4 million in the prior year period. Year-to-date cash available for distribution (CAD)7 of $158.8 million decreased $45.0 million versus the prior year period, primarily due to lower Adjusted EBITDA7 ($33.6 million), higher cash taxes paid ($7.3 million), higher capital expenditures ($3.5 million), and higher cash interest paid ($0.6 million).
“We are encouraged by our third quarter results, particularly given the challenges presented by ongoing cost pressures, the recent slowdown in the U.S. housing market, and continued headwinds in China as it relates to our export business,” said David Nunes, President and CEO. “While Adjusted EBITDA declined significantly versus the prior year quarter, this was primarily due to exceptionally strong Real Estate results in the prior year period. Notably, total Adjusted EBITDA for our timber segments increased 14% versus the prior year period, as favorable results in our Southern Timber segment more than offset lower Adjusted EBITDA in our New Zealand Timber segment.”
“Southern Timber Adjusted EBITDA improved 50% over the prior year quarter, as strong demand and favorable geographic mix drove 18% higher net stumpage prices and drier weather conditions across the region drove a 27% increase in harvest volumes. In Pacific Northwest Timber, Adjusted EBITDA improved 1% over the prior year quarter, as a 13% increase in weighted-average log prices more than offset higher costs and an 11% reduction in harvest volumes. Overall, we were pleased by our ability to maintain pricing gains during the quarter and thus absorb higher costs across both regions, as customer demand remained healthy.”
“In New Zealand, the operating environment remained very challenging throughout the third quarter. Our New Zealand Timber segment Adjusted EBITDA declined 22% versus the prior year quarter, primarily driven by an 18% decrease in weighted-average delivered log prices due to COVID-related disruptions and a slowdown in construction activity in China.”
“Following a strong first half of the year, closing activity in our Real Estate segment moderated in the third
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

quarter as expected. Real Estate segment Adjusted EBITDA was $55.4 million below the prior year quarter, as the prior year period benefited from the closing of two significant development transactions totaling $62.5 million in revenue. Despite the decline in Adjusted EBITDA, we were encouraged by continued strong pricing for rural land in our markets during the third quarter.”
Southern Timber
Third quarter sales of $64.5 million increased $19.7 million, or 44%, versus the prior year period. Harvest volumes increased 27% to 1.50 million tons versus 1.19 million tons in the prior year period, as more favorable weather conditions led to improved production. Average pine sawtimber stumpage prices increased 19% to $33.31 per ton versus $28.06 per ton in the prior year period, due to continued strong demand from sawmills as well as competition from pulp mills for chip-n-saw volume. Average pine pulpwood stumpage prices rose 19% to $22.77 per ton versus $19.14 per ton in the prior year period, driven by strong end-market demand and a favorable geographic mix. Overall, weighted-average stumpage prices (including hardwood) increased 18% to $25.80 per ton versus $21.88 per ton in the prior year period. Operating income of $22.5 million increased $9.7 million versus the prior year period due to higher net stumpage realizations ($5.8 million), higher volumes ($3.8 million), higher non-timber income ($1.3 million), and lower depletion rates ($0.5 million), partially offset by higher overhead and other costs ($1.7 million).
Third quarter Adjusted EBITDA7 of $36.6 million was 50%, or $12.2 million, above the prior year period.
Pacific Northwest Timber
Third quarter sales of $34.4 million increased $2.9 million, or 9%, versus the prior year period, notwithstanding a decline in harvest volumes of 11% to 307,000 tons versus 346,000 tons in the prior year period. Average delivered sawtimber prices increased 10% to $117.86 per ton versus $107.56 per ton in the prior year period, driven by continued healthy demand from domestic lumber mills as well as a favorable species mix, as a higher proportion of Douglas-fir sawtimber was harvested in the current year quarter. Average delivered pulpwood prices increased 62% to $50.74 per ton versus $31.34 per ton in the prior year period, reflecting strong end-market demand coupled with supply constraints due to fewer residuals and increased competition for a limited supply of smaller-sized logs. Operating income of $2.2 million improved $0.1 million versus the prior year period due to higher net stumpage realizations ($1.9 million) and higher non-timber income ($0.5 million), partially offset by the write-off of timber basis due to a fire in Washington ($1.1 million), lower volumes ($0.7 million), and higher overhead and other costs ($0.5 million).
Third quarter Adjusted EBITDA7 of $12.6 million was 1%, or $0.1 million, above the prior year period.
New Zealand Timber
Third quarter sales of $72.5 million decreased $3.1 million, or 4%, versus the prior year period. Harvest volumes increased 7% to 712,000 tons versus 668,000 tons in the prior year period, due to an increase in harvest activity following a relatively light start to the year. Average delivered prices for export sawtimber decreased 18% to $123.07 per ton versus $149.68 per ton in the prior year period, driven by reduced demand from China due to COVID-related disruptions as well as a slowdown in construction activity. Average delivered prices for domestic sawtimber decreased 18% to $69.69 per ton versus $85.00 per ton in the prior year period. The decrease in domestic sawtimber prices (in U.S. dollar terms) was primarily driven by the decline in the NZ$/US$ exchange rate (US$0.62 per NZ$1.00 versus US$0.70 per NZ$1.00). Excluding the impact of foreign exchange rates, domestic sawtimber prices decreased 8% versus the prior year period, reflecting additional supply that was diverted into domestic markets due to export market headwinds. Operating income of $9.3 million decreased $4.0 million versus the prior year period due to lower net stumpage realizations ($11.2 million), higher costs ($0.3 million), and higher depletion rates ($0.1 million), partially offset by higher carbon credit sales ($6.0 million), higher volumes ($1.4 million), and favorable foreign exchange impacts ($0.2 million).
Third quarter Adjusted EBITDA7 of $15.6 million was 22%, or $4.3 million, below the prior year period.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Real Estate
Third quarter sales of $12.4 million decreased $80.9 million versus the prior year period, while operating income of $15.7 million decreased $44.9 million versus the prior year period. Third quarter operating income included an $11.5 million gain attributable to noncontrolling interests8 associated with the Bainbridge Island multi-family apartment complex sale. Excluding this item, pro forma operating income7 was $4.3 million. The prior year third quarter sales and operating income included $20.0 million and $14.5 million, respectively, from a Large Disposition.2 Excluding this item, pro forma sales7 were $73.4 million and pro forma operating income7 was $46.1 million in the prior year period. Pro forma sales7 and pro forma operating income7 decreased versus the prior year period due to a lower number of acres sold (1,828 acres sold versus 4,131 acres sold in the prior year period) and a decrease in weighted-average prices ($5,064 per acre versus $17,490 per acre in the prior year period).
Improved Development sales of $2.3 million included $0.8 million from the Wildlight development project north of Jacksonville, Florida and $1.5 million from the Heartwood development project south of Savannah, Georgia. Sales in Wildlight consisted of 13 residential lots ($65,000 per lot). Sales in Heartwood consisted of a 15-acre commercial parcel to be used for a healthcare campus for $1.0 million ($67,000 per acre) and 10 residential lots for $0.4 million ($44,000 per lot). This compares to prior year period Improved Development sales of $27.8 million, which included a significant sale in the Heartwood / Belfast Commerce Park.
There were no Unimproved Development sales in the third quarter. This compares to prior year period sales of $37.5 million, which consisted of a 359-acre sale in Kingston, Washington for $105,000 per acre.
Rural sales of $7.0 million consisted of 1,809 acres at an average price of $3,848 per acre. This compares to prior year period sales of $6.9 million, which consisted of 3,260 acres at an average price of $2,128 per acre.
Third quarter Adjusted EBITDA7 of $8.4 million was $55.4 million below the prior year period.
Trading
Third quarter sales of $11.6 million decreased $14.0 million versus the prior year period, primarily due to lower volumes and prices. Sales volumes decreased 46% to 95,000 tons versus 177,000 tons in the prior year period, reflecting constrained export market demand. The Trading segment generated operating income of $0.2 million versus breakeven results in the prior year period.
Third quarter Adjusted EBITDA7 of $0.2 million was above breakeven results in the prior year period.
Other Items
Third quarter corporate and other operating expenses of $9.0 million increased $2.2 million versus the prior year period, primarily due to higher compensation and benefits expenses ($1.4 million) and higher legal and other overhead expenses ($0.8 million).
Third quarter interest expense of $9.1 million decreased $2.2 million versus the prior year period due to lower average outstanding debt and a lower weighted-average interest rate as compared to the prior year period.
Third quarter income tax expense of $1.2 million decreased $1.6 million versus the prior year period. The New Zealand subsidiary is the primary driver of income tax expense.
Outlook
“Based on our year-to-date results and our expectations for the fourth quarter, we are on track to achieve our prior full-year Adjusted EBITDA guidance,” added Nunes. “In our Southern Timber segment, we expect full-year Adjusted EBITDA in line with our prior guidance based on healthy demand trends and continued strong pricing in our markets. In our Pacific Northwest Timber segment, we expect full-year Adjusted EBITDA toward the higher end of our prior guidance, as we expect continued strong pricing for both pulpwood and sawtimber
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

as compared to the prior year, albeit partially offset by ongoing cost pressures. In our New Zealand Timber segment, we expect full-year Adjusted EBITDA toward the lower end of our prior guidance due to ongoing export market headwinds, as demand from China remains constrained. In our Real Estate segment, we expect full-year Adjusted EBITDA toward the lower end of our prior guidance, as we now anticipate that a few transactions will be deferred into early 2023 and that demand for certain rural properties will likely moderate with the recent increase in interest rates.”
Conference Call
A conference call and live audio webcast will be held on Thursday, November 3, 2022 at 10:00 AM (ET) to discuss these results.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Investors may listen to the conference call by dialing 888-604-9366 (domestic) or 517-308-9338 (international), passcode: RAYONIER. A replay of the conference call will be available one hour following the call until Saturday, December 3, 2022, by dialing 866-568-3705 (domestic) or 203-369-3811 (international), passcode: 11322.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1"Timber write-off resulting from a casualty event" includes the write-off of merchantable and pre-merchantable timber volume destroyed by a casualty event that cannot be salvaged.
2"Large Dispositions" are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
3"Fund II Timberland Dispositions attributable to Rayonier" represent the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier.
4"Gain on investment in Timber Funds" represents the gain recognized on the sale of rights to manage two Timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds.
5"Gain related to debt extinguishments" includes prepayment penalties and the write-off of fair market value adjustments and unamortized capitalized loan costs.
6"Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership" are the proportionate share of pro forma items that are attributable to noncontrolling interests in the operating partnership.
7"Pro forma net income," "Pro forma revenues (sales)," "Pro forma operating income (loss)," "Adjusted EBITDA" and "CAD" are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
8"Gain associated with the multi-family apartment complex sale attributable to noncontrolling interests" represents the gain recognized in connection with the sale of property by the Bainbridge Landing joint venture attributable to noncontrolling interests.
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of September 30, 2022, Rayonier owned or leased under long-term agreements approximately 2.7 million acres of timberlands located in the U.S. South (1.79 million acres), U.S. Pacific Northwest (486,000 acres) and New Zealand (417,000 acres). More information is available at www.rayonier.com.
___________________________________________________________________________________________________
Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine; business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.
Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma sales,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Contacts:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
September 30, 2022 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
SALES	$195.3	$246.3	$364.7	$663.7	$847.6
Costs and Expenses
Cost of sales	(152.1)	(194.3)	(233.3)	(507.4)	(579.0)
Selling and general expenses	(16.9)	(17.3)	(13.2)	(49.0)	(41.9)
Other operating income, net	14.6	0.8	5.1	14.4	9.5
OPERATING INCOME	40.9	35.5	123.3	121.7	236.2
Interest expense	(9.1)	(9.1)	(11.3)	(26.5)	(34.3)
Interest and other miscellaneous income, net	1.3	0.2	1.3	1.0	0.2
INCOME BEFORE INCOME TAXES	33.1	26.6	113.3	96.2	202.1
Income tax expense	(1.2)	(1.3)	(2.8)	(8.1)	(13.1)
NET INCOME	31.9	25.3	110.5	88.1	189.0
Less: Net income attributable to noncontrolling interests in the operating partnership	(0.5)	(0.6)	(2.2)	(1.7)	(4.3)
Less: Net income attributable to noncontrolling interests in consolidated affiliates	(10.8)	(0.6)	(32.5)	(12.4)	(40.8)
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$20.6	$24.1	$75.8	$74.0	$143.9
EARNINGS PER COMMON SHARE
Basic earnings per share attributable to Rayonier Inc.	$0.14	$0.16	$0.53	$0.51	$1.03
Diluted earnings per share attributable to Rayonier Inc.	$0.14	$0.16	$0.53	$0.50	$1.03

Pro forma net income per share (a)	$0.15	$0.16	$0.35	$0.51	$0.66

Weighted Average Common Shares used for determining
Basic EPS	146,370,340	146,257,311	141,777,574	146,022,718	139,749,358
Diluted EPS (b)	150,232,889	150,244,379	146,439,568	150,011,281	144,365,110

(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. As of September 30, 2022, there were 146,422,825 common shares and 3,211,327 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2022 (unaudited)
(millions of dollars)

	September 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents (excluding Timber Funds)	$260.9	$358.7
Cash and cash equivalents (Timber Funds)	0.9	3.5
Restricted cash (Timber Funds)	1.5	6.3
Assets held for sale	2.4	5.1
Other current assets	89.4	77.9
Timber and timberlands, net of depletion and amortization	2,750.5	2,895.0
Higher and better use timberlands and real estate development investments	116.0	106.9
Property, plant and equipment	44.5	44.5
Less - accumulated depreciation	(16.7)	(14.9)
Net property, plant and equipment	27.8	29.6
Restricted cash (excluding Timber Funds)	16.3	0.6
Right-of-use assets	95.7	101.8
Other assets	111.0	51.0
	$3,472.4	$3,636.4
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt	—	125.0
Distribution payable (Timber Funds)	1.6	6.3
Other current liabilities	110.8	100.4
Long-term debt	1,257.8	1,242.8
Long-term lease liability	87.6	93.4
Other non-current liabilities	93.7	119.1
Noncontrolling interests in the operating partnership	96.2	133.8
Total Rayonier Inc. shareholders’ equity	1,813.4	1,771.8
Noncontrolling interests in consolidated affiliates	11.3	43.8
Total shareholders’ equity	1,824.7	1,815.6
	$3,472.4	$3,636.4

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
September 30, 2022 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2022	145,372,961	$1,389.1	$402.3	($19.6)	$43.8	$1,815.6
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.3 million	726,248	29.8	—	—	—	29.8
Net income	—	—	30.0	—	1.0	31.0
Net income attributable to noncontrolling interests in the operating partnership	—	—	(0.7)	—	—	(0.7)
Dividends ($0.27 per share)	—	—	(39.9)	—	—	(39.9)
Issuance of shares under incentive stock plans	11,364	0.4	—	—	—	0.4
Stock-based compensation	—	2.8	—	—	—	2.8
Adjustment of noncontrolling interests in the operating partnership	—	—	(2.6)	—	—	(2.6)
Other (a)	(2,885)	(0.2)	—	45.6	(0.2)	45.2
Balance, March 31, 2022	146,107,688	$1,421.9	$389.1	$26.0	$44.6	$1,881.6
Net income	—	—	24.7	—	0.6	25.3
Net income attributable to noncontrolling interests in the operating partnership	—	—	(0.6)	—	—	(0.6)
Dividends ($0.285 per share)	—	—	(42.1)	—	—	(42.1)
Issuance of shares under incentive stock plans	304,887	2.0	—	—	—	2.0
Stock-based compensation	—	4.4	—	—	—	4.4
Adjustment of noncontrolling interests in the operating partnership	—	—	11.4	—	—	11.4
Other (a)	(90,843)	(4.0)	—	(25.4)	(32.2)	(61.6)
Balance, June 30, 2022	146,321,732	$1,424.3	$382.5	$0.6	$13.0	$1,820.4
Net income	—	—	21.1	—	10.8	31.9
Net income attributable to noncontrolling interests in the operating partnership	—	—	(0.5)	—	—	(0.5)
Dividends ($0.285 per share)	—	—	(42.1)	—	—	(42.1)
Issuance of shares under incentive stock plans	760	—	—	—	—	—
Stock-based compensation	—	2.6	—	—	—	2.6
Adjustment of noncontrolling interests in the operating partnership	—	—	23.4	—	—	23.4
Other (a)	100,333	3.7	—	(2.2)	(12.5)	(11.0)
Balance, September 30, 2022	146,422,825	$1,430.6	$384.4	($1.6)	$11.3	$1,824.7
C

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2021	137,678,822	$1,101.7	$446.3	($73.9)	$388.5	$1,862.6
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.2 million	1,107,814	36.7	—	—	—	36.7
Net income	—	—	11.2	—	3.8	15.0
Net income attributable to noncontrolling interests in the operating partnership	—	—	(0.4)	—	—	(0.4)
Dividends ($0.27 per share)	—	—	(37.5)	—	—	(37.5)
Issuance of shares under incentive stock plans	39,140	1.2	—	—	—	1.2
Stock-based compensation	—	2.1	—	—	—	2.1
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	0.7	0.7
Adjustment of noncontrolling interests in the operating partnership	—	—	(11.9)	—	—	(11.9)
Other (a)	145,114	4.5	—	48.8	(11.9)	41.4
Balance, March 31, 2021	138,970,890	$1,146.2	$407.7	($25.1)	$381.1	$1,909.9
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.9 million	2,199,459	80.0	—	—	—	80.0
Net income	—	—	58.9	—	4.5	63.4
Net income attributable to noncontrolling interests in the operating partnership	—	—	(1.7)	—	—	(1.7)
Dividends ($0.27 per share)	—	—	(38.0)	—	—	(38.0)
Issuance of shares under incentive stock plans	185,544	3.3	—	—	—	3.3
Stock-based compensation	—	2.9	—	—	—	2.9
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	9.0	9.0
Adjustment of noncontrolling interests in the operating partnership	—	—	(15.4)	—	—	(15.4)
Other (a)	(35,986)	(1.1)	—	(8.3)	(6.5)	(15.9)
Balance, June 30, 2021	141,319,907	$1,231.3	$411.5	($33.4)	$388.1	$1,997.5
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.7 million	1,390,968	51.1	—	—	—	51.1
Net income	—	—	78.0	—	32.5	110.5
Net income attributable to noncontrolling interests in the operating partnership	—	—	(2.2)	—	—	(2.2)
Dividends ($0.27 per share)	—	—	(38.9)	—	—	(38.9)
Issuance of shares under incentive stock plans	5,740	0.2	—	—	—	0.2
Stock-based compensation	—	2.1	—	—	—	2.1
Disposition of noncontrolling interests in consolidated affiliates	—	—	—	—	(255.5)	(255.5)
Adjustment of noncontrolling interests in the operating partnership	—	—	1.7	—	—	1.7
Other (a)	332,843	12.2	—	(3.2)	(83.0)	(74.0)
Balance, September 30, 2021	143,049,458	$1,296.9	$450.1	($36.6)	$82.1	$1,792.5
(a) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, amortization of pension and post-retirement plan liabilities, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income to noncontrolling interests in the operating partnership. The nine months ended September 30, 2022 also includes the redemption of 104,414 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares, common stock offering costs associated with the “at-the-market” (ATM) equity offering program, as well as changes related to the recapitalization of the New Zealand JV.
C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
September 30, 2022 (unaudited)
(millions of dollars)

	Nine Months Ended September 30,
	2022	2021
Cash provided by operating activities:
Net income	$88.1	$189.0
Depreciation, depletion and amortization	114.2	121.2
Non-cash cost of land and improved development	20.3	22.8
Gain on large dispositions of timberlands	—	(44.8)
Gain on sale of Timber Funds III & IV	—	(3.7)
Gain on Fund II timberland dispositions	—	(36.0)
Stock-based incentive compensation expense	9.8	7.1
Deferred income taxes	(6.7)	7.6
Other items to reconcile net income to cash provided by operating activities	(1.1)	13.0
Changes in working capital and other assets and liabilities	(14.7)	1.2
	209.9	277.4
Cash (used for) provided by investing activities:
Capital expenditures	(48.2)	(47.5)
Real estate development investments	(10.9)	(9.2)
Purchase of timberlands	(3.2)	(51.9)
Net proceeds from large dispositions of timberlands	—	54.7
Net proceeds from sale of Timber Funds III & IV	—	31.1
Net proceeds from Fund II timberland dispositions	—	85.2
Other	6.4	6.9
	(55.9)	69.3
Cash (used for) provided by financing activities:
Net (decrease) increase in debt	(125.0)	26.4
Dividends paid	(123.6)	(114.3)
Distributions to noncontrolling interests in the operating partnership	(2.8)	(3.4)
Proceeds from the issuance of common shares under incentive stock plan	2.6	4.7
Proceeds from the issuance of common shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs	31.9	166.5
Distributions to noncontrolling interests in consolidated affiliates	(16.5)	(19.6)
Make-whole fee on NWFCS debt prepayment	—	(6.2)
Other	(4.2)	(6.4)
	(237.6)	47.7
Effect of exchange rate changes on cash and restricted cash	(6.0)	(0.3)
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	(89.6)	394.1
Balance, beginning of year	369.1	87.5
Balance, end of period	$279.5	$481.6

D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
September 30, 2022 (unaudited)
(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Sales
Southern Timber	$64.5	$66.3	$44.8	$207.6	$145.8
Pacific Northwest Timber	34.4	39.2	31.5	119.8	108.4
New Zealand Timber	72.5	78.9	75.6	202.7	213.7
Timber Funds	—	—	94.5	—	128.1
Real Estate	12.4	34.4	93.4	81.0	178.4
Trading	11.6	27.7	25.6	52.7	76.8
Intersegment Eliminations	(0.1)	(0.1)	(0.7)	(0.2)	(3.6)
Sales	$195.3	$246.3	$364.7	$663.7	$847.6

Pro forma sales (a)
Southern Timber	$64.5	$66.3	$44.8	$207.6	$145.8
Pacific Northwest Timber	34.4	39.2	31.5	119.8	108.4
New Zealand Timber	72.5	78.9	75.6	202.7	213.7
Timber Funds	—	—	1.6	—	8.5
Real Estate	12.4	34.4	73.4	81.0	122.4
Trading	11.6	27.7	25.6	52.7	76.8
Intersegment Eliminations	(0.1)	(0.1)	(0.7)	(0.2)	(3.6)
Pro forma sales	$195.3	$246.3	$251.8	$663.7	$672.0

Operating income (loss)
Southern Timber	$22.5	$24.1	$12.8	$76.9	$47.1
Pacific Northwest Timber	2.2	2.9	2.1	11.7	5.3
New Zealand Timber	9.3	8.0	13.3	22.7	48.0
Timber Funds	—	—	41.3	—	44.8
Real Estate	15.7	11.0	60.6	37.0	112.8
Trading	0.2	(0.4)	—	0.1	0.6
Corporate and Other	(9.0)	(10.1)	(6.7)	(26.6)	(22.3)
Operating income	$40.9	$35.5	$123.3	$121.7	$236.2

Pro forma operating income (loss) (a)
Southern Timber	$22.5	$24.1	$12.8	$76.9	$47.1
Pacific Northwest Timber	3.3	2.9	2.1	12.8	5.3
New Zealand Timber	9.3	8.0	13.3	22.7	48.0
Timber Funds	—	—	(0.2)	—	0.6
Real Estate	4.3	11.0	46.1	25.5	68.0
Trading	0.2	(0.4)	—	0.1	0.6
Corporate and Other	(9.0)	(10.1)	(6.7)	(26.6)	(22.3)
Pro forma operating income	$30.5	$35.5	$67.4	$111.3	$147.3

Adjusted EBITDA (a)
Southern Timber	$36.6	$38.7	$24.4	$123.7	$86.6
Pacific Northwest Timber	12.6	14.3	12.5	48.4	44.1
New Zealand Timber	15.6	14.9	19.9	40.8	68.7
Timber Funds	—	—	0.5	—	2.8
Real Estate	8.4	25.4	63.8	58.4	97.9
Trading	0.2	(0.4)	—	0.1	0.6
Corporate and Other	(8.6)	(9.8)	(6.4)	(25.7)	(21.4)
Adjusted EBITDA	$64.7	$83.0	$114.6	$245.8	$279.4
(a)Pro forma sales, Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.
E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
September 30, 2022 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Provided by Operating Activities	$209.9	$277.4
Working capital and other balance sheet changes	(2.9)	(13.5)
Cash Available for Distribution attributable to NCI in Timber Funds	—	(12.5)
Capital expenditures (a)	(48.2)	(47.5)
Cash Available for Distribution (b)	$158.8	$203.9

Net Income	$88.1	$189.0
Operating income attributable to NCI in Timber Funds	—	(33.3)
Interest, net attributable to NCI in Timber Funds	—	0.3
Net Income (Excluding NCI in Timber Funds)	$88.1	$156.0
Interest, net and miscellaneous income attributable to Rayonier	25.0	33.8
Income tax expense attributable to Rayonier	8.1	13.1
Depreciation, depletion and amortization attributable to Rayonier	114.2	109.3
Non-cash cost of land and improved development	20.3	22.8
Timber write-offs resulting from casualty event attributable to Rayonier (c)	1.1	—
Non-operating expense	0.5	—
Gain associated with the multi-family apartment complex sale attributable to NCI (d)	(11.5)	—
Gain on investment in Timber Funds (e)	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	(7.2)
Large Dispositions (g)	—	(44.8)
Adjusted EBITDA (h)	$245.8	$279.4
Cash interest paid attributable to Rayonier (i)	(24.2)	(23.5)
Cash taxes paid attributable to Rayonier	(14.6)	(7.3)
Capital expenditures attributable to Rayonier (a)	(48.2)	(44.7)
Cash Available for Distribution (b)	$158.8	$203.9

Cash Available for Distribution (b)	$158.8	$203.9
Real estate development investments	(10.9)	(9.2)
Cash Available for Distribution after real estate development investments	$147.9	$194.7

F

PRO FORMA SALES (j):
Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
September 30, 2022
Sales	$64.5	$34.4	$72.5	—	$12.4	$11.6	($0.1)	$195.3
Pro forma sales	$64.5	$34.4	$72.5	—	$12.4	$11.6	($0.1)	$195.3

June 30, 2022
Sales	$66.3	$39.2	$78.9	—	$34.4	$27.7	($0.1)	$246.3
Pro forma sales	$66.3	$39.2	$78.9	—	$34.4	$27.7	($0.1)	$246.3

September 30, 2021
Sales	$44.8	$31.5	$75.6	$94.5	$93.4	$25.6	($0.7)	$364.7
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(75.4)	—	—	—	(75.4)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(17.5)	—	—	—	(17.5)
Large Dispositions (g)	—	—	—	—	(20.0)	—	—	(20.0)
Pro forma sales	$44.8	$31.5	$75.6	$1.6	$73.4	$25.6	($0.7)	$251.8

PRO FORMA SALES (j):
Nine Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
September 30, 2022
Sales	$207.6	$119.8	$202.7	—	$81.0	$52.7	($0.2)	$663.7
Pro forma sales	$207.6	$119.8	$202.7	—	$81.0	$52.7	($0.2)	$663.7

September 30, 2021
Sales	$145.8	$108.4	$213.7	$128.1	$178.4	$76.8	($3.6)	$847.6
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(102.1)	—	—	—	(102.1)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(17.5)	—	—	—	(17.5)
Large Disposition (g)	—	—	—	—	(56.0)	—	—	(56.0)
Pro forma sales	$145.8	$108.4	$213.7	$8.5	$122.4	$76.8	($3.6)	$672.0

PRO FORMA NET INCOME (k):
	Three Months Ended						Nine Months Ended
	September 30, 2022		June 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income Attributable to Rayonier Inc.	$20.6	$0.14	$24.1	$0.16	$75.8	$0.53	$74.0	$0.50	$143.9	$1.03
Gain on investment in Timber Funds (e)	—	—	—	—	(3.7)	(0.03)	—	—	(3.7)	(0.03)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	—	(7.2)	(0.05)	—	—	(7.2)	(0.05)
Loss from terminated cash flow hedge (l)	—	—	—	—	—	—	—	—	2.2	0.02
(Gain) Loss related to debt extinguishments and modifications (m)	—	—	—	—	(0.9)	—	—	—	0.2	—
Timber write-offs resulting from casualty event (c)	1.1	0.01	—	—	—	—	1.1	0.01	—	—
Large Dispositions (g)	—	—	—	—	(14.5)	(0.10)	—	—	(44.8)	(0.31)
Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership (n)	—	—	—	—	0.8	—	—	—	1.5	—
Pro Forma Net Income	$21.6	$0.15	$24.1	$0.16	$50.3	$0.35	$75.1	$0.51	$92.1	$0.66

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (o) (h):

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
September 30, 2022
Operating income	$22.5	$2.2	$9.3	—	$15.7	$0.2	($9.0)	$40.9
Gain associated with the multi-family apartment complex sale attributable to NCI (d)	—	—	—	—	(11.5)	—	—	(11.5)
Timber write-offs resulting from casualty event (c)	—	1.1	—	—	—	—	—	1.1
Pro forma operating income	$22.5	$3.3	$9.3	—	$4.3	$0.2	($9.0)	$30.5
Depreciation, depletion and amortization	14.1	9.4	6.3	—	1.0	—	0.3	31.1
Non-cash cost of land and improved development	—	—	—	—	3.1	—	—	3.1
Adjusted EBITDA	$36.6	$12.6	$15.6	—	$8.4	$0.2	($8.6)	$64.7

June 30, 2022
Operating income (loss)	$24.1	$2.9	$8.0	—	$11.0	($0.4)	($10.1)	$35.5
Depreciation, depletion and amortization	14.7	11.3	6.9	—	2.6	—	0.3	35.8
Non-cash cost of land and improved development	—	—	—	—	11.8	—	—	11.8
Adjusted EBITDA	$38.7	$14.3	$14.9	—	$25.4	($0.4)	($9.8)	$83.0

September 30, 2021
Operating income	$12.8	$2.1	$13.3	$41.3	$60.6	—	($6.7)	$123.3
Gain on investment in Timber Funds (e)	—	—	—	(3.7)	—	—	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(7.2)	—	—	—	(7.2)
Operating income attributable to NCI in Timber Funds	—	—	—	(30.5)	—	—	—	(30.5)
Large Dispositions (g)	—	—	—	—	(14.5)	—	—	(14.5)
Pro forma operating income (loss)	$12.8	$2.1	$13.3	($0.2)	$46.1	—	($6.7)	$67.4
Depreciation, depletion and amortization	11.6	10.5	6.6	0.7	1.8	—	0.3	31.5
Non-cash cost of land and improved development	—	—	—	—	15.8	—	—	15.8
Adjusted EBITDA	$24.4	$12.5	$19.9	$0.5	$63.8	—	($6.4)	$114.6

F

PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA (o) (h):

Nine Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
September 30, 2022
Operating income	$76.9	$11.7	$22.7	—	$37.0	$0.1	($26.6)	$121.7
Gain associated with the multi-family apartment complex sale attributable to NCI (d)	—	—	—	—	(11.5)	—	—	(11.5)
Timber write-offs resulting from casualty event (c)	—	1.1	—	—	—	—	—	1.1
Pro forma operating income	$76.9	$12.8	$22.7	—	$25.5	$0.1	($26.6)	$111.3
Depreciation, depletion and amortization	46.8	35.6	18.2	—	12.7	—	0.9	114.2
Non-cash cost of land and improved development	—	—	—	—	20.3	—	—	20.3
Adjusted EBITDA	$123.7	$48.4	$40.8	—	$58.4	$0.1	($25.7)	$245.8

September 30, 2021
Operating income	$47.1	$5.3	$48.0	$44.8	$112.8	$0.6	($22.3)	$236.2
Gain on investment in Timber Funds (e)	—	—	—	(3.7)	—	—	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(7.2)	—	—	—	(7.2)
Operating income attributable to NCI in Timber Funds	—	—	—	(33.3)	—	—	—	(33.3)
Large Dispositions (g)	—	—	—	—	(44.8)	—	—	(44.8)
Pro forma operating income	$47.1	$5.3	$48.0	$0.6	$68.0	$0.6	($22.3)	$147.3
Depreciation, depletion and amortization	39.5	38.8	20.8	2.2	7.1	—	0.9	109.3
Non-cash cost of land and improved development	—	—	—	—	22.8	—	—	22.8
Adjusted EBITDA	$86.6	$44.1	$68.7	$2.8	$97.9	$0.6	($21.4)	$279.4

(a)Capital expenditures exclude timberland acquisitions of $3.2 million and $51.9 million during the nine months ended September 30, 2022 and September 30, 2021, respectively.
(b)“Cash Available for Distribution” (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), CAD attributable to noncontrolling interests in Timber Funds, and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to operating partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(c)“Timber write-off resulting from a casualty event” includes the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events which cannot be salvaged.
(d)“Gain associated with the multi-family apartment complex sale attributable to noncontrolling interests" represents the gain recognized in connection with the sale of property by the Bainbridge Landing joint venture attributable to noncontrolling interests.
(e)“Gain on investment in Timber Funds” represents the gain recognized on the sale of rights to manage two timber funds (Funds III and IV) previously managed by the Company’s Olympic Resources Management (ORM) subsidiary, as well as its co-investment stake in both funds.
(f)“Fund II Timberland Dispositions” represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in.
(g)“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
(h)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interests in Timber Funds, gain associated with apartment complex sale attributable to noncontrolling interests, the gain on investment in timber funds, Fund II timberland dispositions, timber write-offs resulting from casualty events and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(i)Cash interest paid is presented net of patronage refunds received of $6.0 million and $6.5 million during the nine months ended September 30, 2022 and September 30, 2021, respectively, excluding patronage refunds attributable to noncontrolling interests in Timber Funds.
(j)“Pro forma revenue (sales)” is defined as revenue (sales) adjusted for Large Dispositions, Fund II timberland dispositions and sales attributable to noncontrolling interests in Timber Funds. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(k)“Pro forma net income” is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of losses from a terminated cash flow hedge, gains (losses) related to debt extinguishments and modifications, gain on investment in Timber Funds, Fund II timberland dispositions, timber write-offs resulting from casualty events and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
F

(l)“Loss from terminated cash flow hedge” is the mark to market loss recognized in earnings due to the early termination of an interest rate swap, as the hedged cash flows will no longer occur.
(m)“Gain related to debt extinguishments and modifications” includes prepayment penalties and unamortized capitalized loan costs associated with repaid debt in addition to legal and arrangement fees associated with refinancing, partially offset by the write-off of fair market value adjustments.
(n)“Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership” are the proportionate share of pro forma items that are attributable to noncontrolling interests in the operating partnership.
(o)“Pro forma operating income (loss)” is defined as operating income (loss) adjusted for operating income attributable to noncontrolling interests in Timber Funds, the gain on joint venture investment attributable to noncontrolling interests, the gain on investment in Timber Funds, Fund II timberland dispositions, timber write-offs resulting from casualty events and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F